SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[X] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only
    (as permitted by Rule 4a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss.241.14a-11(c) or ss.240.14a-12



                               Omnicom Group Inc.
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                               Omnicom Group Inc.
                     ---------------------------------------
       (Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1) Title of each class of securities to which transaction applies:

      ----------------------------------------------------------------------
   2) Aggregate number of securities to which transaction applies:

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   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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   4) Proposed maximum aggregate value of transaction:

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   5) Total fee paid:

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[ ] Fee previously paid with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1)  Amount Previously Paid:

      ----------------------------------------------------------------------
   2)  Form, Schedule or Registration Statement No.:

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   3)  Filing Party:

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   4)  Date Filed:

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

                                PRELIMINARY COPY

                               OMNICOM GROUP INC.
                               437 Madison Avenue
                            New York, New York 10022

                              -------------------

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                                December 1, 1997

                              -------------------


     A Special Meeting of the Shareholders of Omnicom Group Inc. (the "Corporation") will be held at the offices of BBDO Worldwide Inc. (seventh floor meeting room), 1285 Avenue of the Americas (between 51st and 52nd Streets), New York, New York, on Monday, December 1, 1997 at 10:00 a.m. for the following purposes:

           1. To consider and vote upon a proposal to approve an amendment to the Corporation's Restated Certificate of Incorporation increasing the number of authorized shares of Common Stock, par value $.50 per share, from 150,000,000 to 300,000,000, which, among other corporate purposes, will allow the Corporation to issue additional shares for a two-for-one stock split in the form of a dividend as has been approved by the Board of Directors contingent upon shareholder approval of this amendment.

           2. To transact such other business as may properly come before the meeting or any postponements or adjournments thereof; the only business which may properly come before the Special Meeting would be business related to the proposal to amend the Restated Certificate of Incorporation.


     Only shareholders of record at the close of business on October 14, 1997 will be entitled to notice of and to vote at the meeting.

      Whether you expect to attend the meeting or not, please mark, sign, date and return the enclosed proxy promptly in order that your shares will be voted. A return envelope which requires no postage if mailed in the United States is enclosed for your convenience. The proxy is revocable, so if you attend the meeting you may, if you wish, vote your shares in person.


                                             By order of the Board of Directors,

                                                         Barry J. Wagner
                                                           Secretary


New York, New York
October 21, 1997

                                PRELIMINARY COPY

                               OMNICOM GROUP INC.
                               437 Madison Avenue
                            New York, New York 10022

                                  ------------
                                 PROXY STATEMENT
                                  ------------

      This Proxy Statement and the enclosed proxy are being furnished in connection with the solicitation of proxies by the Board of Directors of Omnicom Group Inc. (the "Corporation") from holders of the Corporation's common stock, par value $.50 per share ("Common Stock"), for use at a Special Meeting of Shareholders to be held on December 1, 1997, and at any postponements or adjournments thereof, for the purposes set forth in the accompanying notice. This Proxy Statement is first being mailed to shareholders on or about October 21, 1997.

      All shares of Common Stock represented by properly signed and dated proxies received by the Corporation prior to the meeting will, unless such proxies have been revoked, be voted in accordance with the instructions on such proxies. If no instruction is indicated, the shares will be voted FOR the proposal to approve an amendment to the Corporation's Restated Certificate of Incorporation and, in the discretion of the persons named in the proxy, on such other matters as may properly come before the meeting. Any shareholder who has given a proxy may revoke such proxy at any time before it is voted at the Special Meeting by delivering to the Secretary written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

      The affirmative vote of the holders of a majority of the outstanding shares of Common Stock is required in order to approve the amendment to the Company's Restated Certificate of Incorporation. Each holder of Common Stock is entitled to one vote for each share held. There is no right to cumulative voting as to any matter.

      The Corporation will appoint inspectors to act at the Special Meeting, whose duties shall include determining the shares represented at the Special Meeting and the presence (or absence) of a quorum and tabulating the votes of shareholders. The presence, by proxy or in person, of a majority of the votes of shares entitled to vote at the Special Meeting will constitute a quorum for the transaction of business. If a shareholder abstains from voting on a particular proposal, or a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on such proposal (a "broker non-vote"), those shares will not be considered as votes cast in favor of or against such proposal. However, because the proposal to amend the Corporation's Restated Certificate of Incorporation requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock, an abstention or broker non-vote will have the same legal effect as a vote against such proposal.

      On October 14, 1997, the record date for determination of shareholders entitled to notice of and to vote at the Special Meeting, the Corporation had outstanding _________ shares of Common Stock, each of which is entitled to one vote. At the record date, ___________ shares of Common Stock were owned beneficially (of which _____ shares were owned of record) by the directors and executive officers of the Corporation, which constitutes approximately ____% of the issued and outstanding shares of the Corporation's Common Stock.

     The following table sets forth information with respect to the beneficial ownership of the Corporation's Common Stock as at December 31, 1996 by persons known to the Corporation to be the beneficial owners of more than 5% of its outstanding Common Stock based on material filed by such persons with the Securities and Exchange Commission.
                                             Beneficial Ownership     Percent of
     Name and Address                          of Common Stock        Class (1)
     -----------------                       ------------------       ---------
FMR Corp. .................................      10,330,018(2)          ____%
82 Devonshire Street
Boston, Massachusetts 02109

The Prudential Insurance
  Company of America ......................       6,039,578(3)          ____%
751 Broad Street
Newark, New Jersey 07102

----------------------
(1) Based on the number of outstanding shares of Common Stock as of the record date for the Special Meeting of Stockholders.
(2) In its filing with the Securities and Exchange Commission, this beneficial owner reported having sole voting power as to 871,860 shares and sole dispositive power as to 10,330,018 shares.

(3) In its filing with the Securities and Exchange Commission, this beneficial owner reported having sole voting and dispositive power as to 662,400 shares, shared voting power as to 4,796,440 shares, and shared dispositive power as to 5,376,478 shares. A separate report was filed by Jennison Associates Capital Corp., an affiliate of this beneficial owner, reporting ownership of 5,977,778 shares, which are included in the shares reported by this beneficial owner.


    APPROVAL OF AN AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION TO
             INCREASE THE AUTHORIZED COMMON STOCK OF THE CORPORATION

      On September 15, 1997, the Board of Directors adopted resolutions declaring a two-for-one stock split in the form of a one hundred percent stock dividend (the "Stock Split") on the Corporation's outstanding Common Stock payable to shareholders of record on December 16, 1997 (the "Effective Date") contingent upon shareholder approval of an amendment in the form annexed hereto as Exhibit A (the "Amendment") to Article Fourth of the Corporation's Restated Certificate of Incorporation to increase the authorized number of shares of Common Stock, par value $.50 per share, by 150,000,000 shares, from 150,000,000 to 300,000,000 shares.

     Without the Amendment, the Corporation does not have a sufficient number of authorized shares of Common Stock to permit the Stock Split, after giving effect to the shares reserved for issuance under various employee stock-based plans, as contingent payments related to prior acquisitions, and upon the conversion of the Company's 4 1/4% Convertible Subordinated Debentures with a scheduled maturity in 2007 (the "Debentures"). The increase in the authorized Common Stock would permit the Stock Split and would allow the remaining unissued shares to be used at some future date for other proper corporate purposes, without further shareholder action unless required by applicable law. The Corporation presently has no plans to issue any shares other than as required for the Stock Split and as may be required in connection with the employee stock-based plans, the contingent acquisition payments and the Debentures. However, it is the Corporation's policy to explore on a continuing basis favorable acquisitions and financing possibilities which could at any time lead to the issuance of the Corporation's Common Stock.

      If the Amendment is approved, appropriate adjustments will be made in the number and price of shares reserved for issuance under various employee stock-based plans as of the Effective Date. In addition, appropriate adjustments will be made in the number of shares reserved for issuance in connection with the contingent acquisition payments and upon the conversion of the Debentures.

      In connection with the Stock Split, a transfer of $.50 for each additional share of Common Stock issued, or approximately $___________, will be made from the Corporation's additional paid-in capital account to its Common Stock account as of the Effective Date so that the additional shares to be issued will be fully paid. The amounts so transferred will no longer be legally available for distribution to shareholders as dividends; however, it is estimated that the amount of surplus which will be legally available for dividends after this transfer will exceed $___________.

      On or about December 29, 1997, a certificate or certificates for the additional shares will be mailed to each shareholder of record as of the close of business on the Effective Date .

      Certificates representing shares issued prior to the Effective Date will continue to represent the same number of shares of the Corporation's stock as they did prior to such time, and will after that time represent, in addition, the right to receive certificates for an equal number of shares. Shareholders should not destroy their certificates and should not mail them to the Corporation or its transfer agent. Existing certificates and the certificate or certificates for additional shares to be mailed to shareholders will represent the total shares owned after the Effective Date.

      The Board of Directors believes that the Stock Split will help to broaden interest in the Corporation's stock by reducing its market price and increasing the shares available for trading on the New York Stock Exchange. The Company further believes that the Stock Split will be in the best interests of the Corporation and its shareholders.

      If shareholders dispose of their shares subsequent to the Stock Split, they may pay higher brokerage commissions on the same relative interest in the Corporation because that interest is represented by a greater number of shares. Since the rate of brokerage commissions may vary, the Corporation is unable to specify the amount of this increase. Shareholders desiring this information may wish to consult their brokers to ascertain the brokerage commission that would be charged for disposing of the greater number of shares.

      The Stock Split will not result in any taxable income or in any gain or loss to shareholders for U.S. federal income tax purposes. The tax basis of each share outstanding before the Stock Split will be allocated one half to such original share and one half to the new share distributed with respect to such original share. For tax purposes, each new share will be deemed to have been acquired at the same time as the original share with respect to which the new share was issued. The laws of jurisdictions other than the United States may impose taxes on the issuance of the additional shares in connection with the Stock Split, and therefore it is recommended that each holder of Common Stock consult his or her own tax advisor regarding the tax consequences of the Stock Split in light of his or her own tax situation.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE ADOPTION OF THE AMENDMENT.

                        COMMON STOCK OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table provides information, as of October 10, 1997, as to the beneficial ownership of the Common Stock of the Corporation for each director of the Corporation, the Chief Executive Officer and the other four most highly compensated executive officers of the Corporation for services in all capacities to the Corporation and its subsidiaries for the fiscal year ended December 31, 1996 (all of whom are directors of the Corporation except as noted below), and all directors and executive officers of the Corporation as a group.

                                             Beneficial Ownership     Percent
     Name of Beneficial Owner                 of Common Stock (1)    of Class
     ------------------------                 -------------------    ---------
      Bernard Brochand ....................         78,000
      Robert J. Callander .................          4,000
      James A. Cannon .....................        314,800
      Leonard S. Coleman, Jr. .............            600
      Bruce Crawford(2) ...................        429,350
      Susan S. Denison ....................             --
      John R. Murphy ......................            500
      John R. Purcell .....................         10,000
      Keith L. Reinhard(3) ................        502,536
      Allen Rosenshine(3) .................        638,920
      Gary L. Roubos ......................          2,000
      Quentin I. Smith, Jr. ...............          2,000
      William G. Tragos ...................        201,834
      John D. Wren(3)(4) ..................        237,066
      Egon P.S. Zehnder ...................          5,000
      Fred J. Meyer(3)(5) .................         24,400
      All directors and executive
        officers as a group (19 persons) ..
---------------
(1) Includes (i) shares held under restricted stock awards granted by the Corporation, namely, Mr. Brochand - 34,200 shares, Mr. Cannon - 53,000 shares, Mr. Crawford - 16,800 shares, Mr. Reinhard - 52,000 shares, Mr. Rosenshine - 65,200 shares, Mr. Wren - 54,025 shares, and Mr. Meyer - 11,200 shares, (ii) shares which certain of the named individuals have the right to purchase under stock options granted by the Corporation, namely, Mr. Cannon - 229,000 shares, Mr. Crawford - 255,000 shares, Mr. Reinhard - 210,000 shares, Mr. Rosenshine - 449,000 shares, Mr. Tragos - 28,500 shares, and Mr. Wren - 143,900 shares, and (iii) 4,017 shares credited to Mr. Wren's account under the Corporation's Group Profit Sharing Retirement Plan.
(2) Chief Executive Officer of the Corporation through December 31, 1996. Now, Chairman of the Corporation.
(3) One of the other four most highly compensated executive officers of the Corporation for the fiscal year ended December 31, 1996.
(4)  Mr. Wren became Chief  Executive  Officer of the  Corporation on January 1,
     1997.
(5)  Mr. Meyer is not a director of the Corporation.

                              SHAREHOLDER PROPOSALS

      Shareholders wishing to present resolutions at the 1998 Annual Meeting of Shareholders must submit copies of such proposed resolutions to the Corporation at its principal executive offices, 437 Madison Avenue, New York, New York 10022, Attention: Corporate Secretary, no later than December 8, 1997.

                                  OTHER MATTERS

      The Board of Directors is not aware of any matters to be submitted for consideration at the Special Meeting other than the matter set forth in the accompanying notice. If any other matters properly come before the meeting for action, the enclosed proxy will be voted on such matters in accordance with the best judgment of the persons named in the proxy; the only matters which may properly come before the Special Meeting would be matters related to the proposal to amend the Restated Certificate of Incorporation.

                              COST OF SOLICITATION

      The cost of solicitation of proxies will be borne by the Corporation. In addition to solicitation by mail, directors, officers, and other regular employees of the Corporation and its subsidiaries may solicit proxies personally by telephone or by telefax. The Corporation will reimburse persons holding shares in their names or those of their nominees for their reasonable expenses in sending proxy material to their principals and obtaining their proxies. In addition, the Corporation has retained D.F. King & Co. Inc. to assist in the solicitation of proxies, and will pay a fee of up to $12,500 plus reimbursement of out-of-pocket expenses for such services.

      Shareholders are urged to send in their proxies without delay.

                                             By order of the Board of Directors,

                                                       Barry J. Wagner
                                                         Secretary

New York, New York
October 21, 1997

                                                                       EXHIBIT A

PROPOSED AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION RELATING TO INCREASING THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 150,000,000
                          SHARES TO 300,000,000 SHARES

Article Fourth of the Corporation's Restated Certificate of Incorporation would be amended to read in its entirety as follows:

     "FOURTH: The total number of shares of stock which the Corporation will have authority to issue is 307,500,000 shares. Of these, 300,000,000 shares are classified as Common Stock, par value $.50 per share, and 7,500,000 shares are classified as Preferred Stock, par value $1.00 per share.

     The Board of Directors is authorized to divide the 7,500,000 shares of Preferred Stock from time to time into one or more series, and to determine or change by resolution for each series its designation, the number of shares of the series and the powers, preferences and rights, and the qualifications, limitations or restrictions of the shares of the series. The resolution or resolutions of the Board of Directors providing for the division of Preferred Stock into series within a class may include the following provisions:

     (1) The distinctive designation of each series and the maximum number of shares of each series which may be issued, which number may be increased (except where otherwise provided by the Board of Directors in creating the series) or decreased (but not below the number of shares of the series then outstanding) from time to time by action of the Board of Directors;

     (2) Whether the holders of the shares of each series are entitled to vote and, if so, the matters on which they are entitled to vote, the number of votes to which the holder of each share is entitled, and whether the shares of the series are to be voted separately or together with shares of other series;

     (3) The dividends to which holders of shares of each series will be entitled; any restrictions, conditions or limitations upon the payment of those dividends; whether the dividends will be cumulative and, if cumulative, the date or dates from which the dividends will be cumulative;

     (4) Whether the shares of one or more series will be subject to redemption and, if so, whether redemption will be mandatory or optional, and if optional, at whose option, the manner of selecting shares for redemption, the redemption price and the manner of redemption;

     (5) The amount payable on shares of each series if there is a liquidation, dissolution or winding up of the Corporation, which amount may vary at different dates and depending upon whether the liquidation, dissolution or winding up is voluntary or involuntary;

     (6) The obligation, if any, of the Corporation to maintain a purchase, retirement or sinking fund for shares of each series;

     (7) Whether the shares of one or more series will be convertible into, or exchangeable for, any other types of securities, either at the option of the holder or of the Corporation and, if so, the terms of the conversions or exchanges;

     (8) Any other provisions regarding the powers, preferences and rights, and the qualifications, limitations or restrictions, of each series which are not inconsistent with applicable law.

     All shares of a series of Preferred Stock will be identical with each other in all respects, except that shares of any one series issued at different times may differ as to the dates from which dividends on those shares, if cumulative, shall cumulate."

                                PRELIMINARY COPY

                                      PROXY
                               OMNICOM GROUP INC.
                               437 Madison Avenue
                            New York, New York 10022

      This proxy is solicited  on behalf of the Board of  Directors  and will be
voted  FOR  the  approval  of  the  amendment  to  the  Corporation's   Restated
Certificate of Incorporation if no instructions to the contrary are indicated.

      The undersigned hereby appoints FRED J. MEYER and BARRY J. WAGNER, jointly and severally, proxies, with the power of substitution and with the authority in each to act in the absence of the other, to vote all shares the undersigned is entitled to vote at the Special Meeting of Shareholders on December 1, 1997 or postponements or adjournments thereof on all matters that may properly come before the meeting, and particularly to vote as hereinafter indicated. The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and Proxy Statement dated October 21, 1997.

                                (Continued and to be signed on the reverse side)

           A VOTE FOR ITEM 1 IS RECOMMENDED BY THE BOARD OF DIRECTORS

1. To approve an amendment to the Corporation's Restated Certificate of Incorporation increasing the number of authorized shares of Common Stock, par value $.50 per share, from 150,000,000 shares to 300,000,000 shares.

           FOR                     AGAINST                    ABSTAIN
           |_|                       |_|                        |_|

                                                 Dated:_________________  , 1997

                                                       _________________________
                                                       Signature

                                                       _________________________
                                                       Signature if held jointly

                                                       Please  sign  exactly  as
                                                       your  name  appears.   If
                                                       stock is held in the name
                                                       of  joint  holders,  each
                                                       should  sign.  If you are
                                                       signing   as  a  trustee,
                                                       executor, etc., please so
                                                       indicate.   Please  mark,
                                                       sign,  date and mail this
                                                       card   promptly   in  the
                                                       return envelope provided.